PRICING SUPPLEMENT NO. 16                                         Rule 424(b)(3)
DATED:  March 28, 2002                                        File No. 333-76894
(To Prospectus dated January 25, 2002,
and Prospectus Supplement dated January 25, 2002)

                                 $10,006,693,162
                         THE BEAR STEARNS COMPANIES INC.
                           Medium-Term Notes, Series B

Principal Amount: $400,000,000   Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 4/3/2002    Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 4/3/2003          CUSIP#: 073928WW9

Option to Extend Maturity:       No       [x]
                                 Yes      [ ]     Final Maturity Date:


                                          Optional            Optional
                      Redemption          Repayment           Repayment
 Redeemable On         Price(s)            Date(s)            Price(s)
 -------------      --------------      -------------        -----------
      N/A                 N/A                N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                       Maximum Interest Rate:  N/A

[ ]      Commercial Paper Rate             Minimum Interest Rate:  N/A

[ ]      Federal Funds Effective Rate

[ ]      Federal Funds Open Rate           Interest Reset Date(s):  *

[ ]      Treasury Rate                     Interest Reset Period:  Quarterly

[ ]      LIBOR Reuters                     Interest Payment Date(s):  **

[x]      LIBOR Telerate

[ ]      Prime Rate

[ ]      CMT Rate

Initial Interest Rate: 2.03%               Interest Payment Period:  Quarterly

Index Maturity:  Three Months

Spread (plus or minus):  N/A

*    On the 3rd of July, October and January prior to Maturity.

**   On the 3rd of July, October, January and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.